EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                                        CONTACT: SHANE GILLISPIE
                                                                 SMARTPROS LTD.
                                                                 (253) 863-8280



                     SMARTPROS ANNOUNCES CHANGES TO TERMS OF
                             INITIAL PUBLIC OFFERING

HAWTHORNE, N.Y., October 15, 2004 -- SmartPros Ltd. today announced that it has filed a pre-effective amendment to its registration statement on Form SB-2, filed with the Unite States Securities and Exchange Commission under the Securities Act of 1933, in connection with its proposed initial public offering. The amendment included certain changes to the terms of the proposed offering, including the following:

    o The company is offering 600,000 units, 690,000 including the over-allotment option, compared to 900,000, 1,035,000 including the over-allotment option, as originally contemplated.

    o Each unit will consist of 3 shares of the company's common stock and one and one-half common stock purchase warrants, compared to 2 shares of common stock and one warrant as originally contemplated.

    o The units will be priced at $12.75 each, compared to $9.50 -$10.50 as originally contemplated.

    o The exercise price of the warrants included in the units will be $7.125 per share, compared to 75% of the unit offering price as originally contemplated.

    o The company will have the right to redeem the warrants, upon 30 days written notice, at any time after the closing price for its common stock for any five consecutive trading days, as reported on the principal exchange on which it trades, equals or exceeds $9.50.

The foregoing description is qualified in its entirety by reference to the registration statement, as amended, a copy of which is available on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described in the registration statement. Such offer to sell or solicitation of an offer to buy may only be made by prospectus in jurisdictions where the offer or sale has been qualified.